Exhibit 10.1

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 made as of the 25th day of August, 2006, to the Employment Agreement made as of the 3rd day of September, 2004 (as amended, the “Agreement”), between UNITED RETAIL GROUP, INC., a Delaware corporation, with principal offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662-6563, and KENNETH P. CARROLL, residing at 140 Prospect Ave, 11J, Hackensack, NJ 07601.

WHEREAS, capitalized terms used herein and defined in the Agreement shall have the same meaning as in the Agreement;

WHEREAS, the Executive has been employed by the Company as its Senior Vice President-General Counsel and Secretary;

WHEREAS, the Company desires to continue the services of the Executive, and the Executive desires to continue to provide such services to the Company, on the terms set forth in the Agreement;

WHEREAS, the provisions of the Agreement and the compensation practices of peer companies were discussed by the Compensation Committee of the Company’s Board of Directors on May 26, 2006 and August 17, 2006; and

WHEREAS on August 25, 2006, this Amendment was recommended by the Compensation Committee and approved by the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 1(i) of the Agreement is amended to read in its entirety as follows:

“(i)     Contract Term shall mean the period of time commencing on November 20, 1998 and ending on September 3, 2011 or such later date as may be mutually agreed upon by the Company and the Executive. (For the avoidance of doubt, Contract Term as used herein may extend beyond the termination of the Executive’s employment under this Agreement.)”

2. All the other provisions of the Agreement shall remain in force unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Rochelle Park, New Jersey, in duplicate originals on August 28, 2006.

UNITED RETAIL GROUP, INC. By: /s/ RAPHAEL BENAROYA Name: Raphael Benaroya Title: Chief Executive Officer
/s/ KENNETH P. CARROLL Kenneth P. Carroll

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